Exhibit 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John C. Roche, Jeffrey M. Farber, and Dennis F. Kerrigan, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the “Company”) and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ John C. Roche		January 21, 2026
John C. Roche	President, Chief Executive Officer and Director

/s/ Jeffrey M. Farber		January 21, 2026
Jeffrey M. Farber	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

/s/ Francisco A. Aristeguieta		January 23, 2026
Francisco A. Aristeguieta	Director

/s/ Kevin J. Bradicich		January 21, 2026
Kevin J. Bradicich	Director

/s/ Theodore H. Bunting, Jr.		January 26, 2026
Theodore H. Bunting, Jr.	Director

/s/ Jane D. Carlin		January 23, 2026
Jane D. Carlin	Director

/s/ J. Paul Condrin III		January 21, 2026
J. Paul Condrin III	Director

/s/ William E. Donnell		January 22, 2026
William E. Donnell	Director

/s/ Cynthia L. Egan		January 23, 2026
Cynthia L. Egan	Chair of the Board

/s/ Kathleen S. Lane		January 22, 2026
Kathleen S. Lane	Director

/s/ Joseph R. Ramrath		January 21, 2026
Joseph R. Ramrath	Director

/s/ Elizabeth A. Ward		January 21, 2026
Elizabeth A. Ward	Director